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                                            AMENDMENT NO. 8 TO
                         AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                   OF AMERICAN CENTURY INVESTMENT TRUST


         THIS AMENDMENT NO. 8 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 31st day of August, 2007, by the Trustees hereunder.

         WHEREAS, the Board of Trustees has determined that it is in the best interests of American
Century Investment Trust (the "Trust") to take the following actions:

         (a) to combine the A Class of the series listed below with the Advisor Class of the same respective series, effective September 4, 2007, as approved by the Board of Trustees at its meeting on December 8, 2006; and

         (b) for each series listed below, immediately thereafter to re-designate the Advisor Class as the A Class of the same respective series, as approved by the Board of Trustees at its meeting on December 8, 2006, following which actions each newly designated A Class will have all the rights and preferences of the A Class, including the revised fee structure approved by each
         Fund's Advisor Class shareholders at a meeting on July 27, 2007:

o        Diversified Bond Fund
o        High-Yield Fund
o        Prime Money Market Fund;

         NOW, THEREFORE, BE IT RESOLVED, that each of the aforementioned actions shall take effect as indicated in the first recital hereto; and

         RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for
the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.


         IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.


Trustees of the American Century Investment Trust


/s/ Jonathan S. Thomas                               /s/ Peter F. Pervere
Jonathan S. Thomas                                   Peter F. Pervere


/s/ John Freidenrich                                 /s/ Myron S. Scholes
John Freidenrich                                     Myron S. Scholes


/s/ Ronald J. Gilson                                 /s/ John B. Shoven
Ronald J. Gilson                                     John B. Shoven


/s/ Kathryn A. Hall                                   /s/ Jeanne D. Wohlers
Kathryn A. Hall                                       Jeanne D. Wohlers



                                                   A-2
                                                SCHEDULE A

                                    American Century Investment Trust

Pursuant to Article III,  Section 6, the Trustees hereby  establish and designate the following  Series as
Series of the Trust (and the Classes  thereof) with the relative  rights and  preferences  as described in
Section 6:


         Series                                                 Class           Date of Establishment

         Prime Money Market Fund                              Investor                  06/13/1993
                                                              A Class                   06/01/1998
                                                              B Class                   05/08/2002
                                                              C Class                   05/01/2001

         Diversified Bond Fund                                Investor                  08/01/2001
                                                              Institutional             08/01/2001
                                                              A Class                   08/01/2001
                                                              B Class                   05/08/2002
                                                              C Class                   05/08/2002
                                                              R Class                   06/30/2005

         Premium Money Market Fund                            Investor                  08/01/2001

         High-Yield Fund                                      Investor                  05/08/2002
                                                              Institutional             06/14/2004
                                                              A Class                   05/08/2002
                                                              B Class                   05/08/2002
                                                              C Class                   05/08/2002
                                                              R Class                   06/30/2005

         Inflation Protection Bond Fund                       Investor                  05/01/2005
                                                              Institutional             05/01/2005
                                                              A Class                   05/01/2005
                                                              B Class                   05/01/2005
                                                              C Class                   05/01/2005
                                                              R Class                   05/01/2005


         High-Yield Bond Fund                                 Investor          12/12/2005
                                                              Institutional             12/12/2005
                                                              A Class                   12/12/2005
                                                              B Class                   12/12/2005
                                                              C Class                   12/12/2005
                                                              R Class                   12/12/2005


         Series                                                 Class           Date of Establishment

         Select Bond Fund                                     Investor                  12/12/2005
                                                              Institutional             12/12/2005
                                                              A Class                   12/12/2005
                                                              B Class                   12/12/2005
                                                              C Class                   12/12/2005
                                                              R Class                   12/12/2005


         NT Diversified Bond Fund                             Institutional             05/01/2006

         Core Plus Fund                                       Investor                  11/29/2006
                                                              Institutional             11/29/2006
                                                              A Class                   11/29/2006
                                                              B Class                   11/29/2006
                                                              C Class                   11/29/2006
                                                              R Class                   11/29/2006

         Short Duration Fund                                  Investor                  11/29/2006
                                                              Institutional             11/29/2006
                                                              A Class                   11/29/2006
                                                              B Class                   11/29/2006
                                                              C Class                   11/29/2006
                                                              R Class                   11/29/2006



This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

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